CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 40 to the Registration Statement
(Form N-1A, No. 811-09223) of Pioneer Strategic Income Fund, and to the incorporation by reference of our report, dated November 28, 2018, on Pioneer Strategic Income Fund included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2018.



		           			/s/ Ernst & Young LLP



Boston, Massachusetts
January 23, 2019